Exhibit 4.1

NUMBER

SHARES

Incorporated under the Laws of the State of Delaware

MSCI Inc.

Total Authorized Issue

__________ Shares $0.01 Par Value
Class A Common Stock

See Reverse for Certain Definitions

This is to Certify that ______________________________ **is the owner of**

______________________________ *fully paid and non-assessable shares of Class A Common Stock of the above corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

____
Secretary

____
President

CORPKIT, NEW YORK

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT -	_____________CUSTODIAN______________
			(Cust)	(Minor)

TEN ENT	– as tenants by the entireties		Under Uniform Gifts to Minors Act _______________________
JT TEN	– as joint tenants with right of		(State)
survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

For value received_____________ hereby sell, assign and transfer unto

Please insert social security or other

identifying number of assignee

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares of Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares of Class A Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________________

In presence of ___________________________

__________________________________